JOHN WILEY & SONS, INC.
WHEREAS, John Wiley & Sons, Inc. (the "Company") maintains the John Wiley & Sons, Inc. Employees' Savings Plan (the "Plan"); and

WHEREAS, pursuant to Section 12.01 of the Plan, the Board of Directors of the Company (the "Board") reserves the right to amend the Plan from time to time, subject to certain conditions not here relevant; and

WHEREAS, the Board wishes to clarify and amend the provisions of the Plan related to participating companies and the crediting of prior service with an acquired company; and

WHEREAS, the Company acquired certain assets of Knewton, a privately-held company headquartered in New York ("Knewton") and, in connection with this acquisition, certain employees of Knewton became employees of the Company as of May 31, 2019 and thereby became eligible to participate in the Plan, and their prior service as employees of Knewton is to be recognized for eligibility and vesting purposes under the Plan; and
WHEREAS, pursuant to Section 12.03 of the Plan, the members of the Benefits Administration Board of the Plan, acting in their settlor capacities, amended the Plan by unanimous written consent dated September 9, 2019 to recognize certain prior service as an employee with Knewton for eligibility and vesting purposes under the Plan; and
WHEREAS, the Board wishes to delegate to the Benefits Administration Board of the Plan the authority to further amend the Plan, as it deems necessary or appropriate, to effectuate these clarifications and amendments to the Plan.
NOW, THEREFORE be it,
RESOLVED, that, effective as of January 1, 2019, Section 12.03 of the Plan is amended and clarified to read as follows:

"12.03 Additional Participating Companies
(a)
If any company (or a division thereof) is or becomes a subsidiary of or similarly associated with the Company, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company that does not adopt the Plan, the Board of Directors or the members of the Benefits Administration Board in their settlor capacities, shall determine to what extent, if any, previous service as an employee of such other entity shall be recognized under the Plan if such persons become participants in the Plan, in accordance with the terms of the applicable asset or stock purchase agreement and this Plan but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code, and amend the Plan accordingly.

(b)
Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participants in the employ of that subsidiary or associated company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that subsidiary or associated company, shall be determined by the Benefits Administration Board. Those funds shall be distributed as provided in Section 12.04 if the Plan, as it separately pertains to that subsidiary or associated company, should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Benefits Administration Board, if the Plan is continuing as a separate plan for the employees of that subsidiary or associated company, in which event the board of directors of that subsidiary or associated company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of such plan's benefits administration board."

and be it further

RESOLVED, that the Board hereby ratifies the Benefits Administration Board's amendment to Appendix A Section 1 of the Plan that recognizes prior service as an employee with Knewton for purposes of eligibility and vesting under the Plan for such persons who became eligible to participate in the Plan as of May 31, 2019 and acknowledges that future amendments adopted by the Benefits Administration Board pursuant to Section 12.03 of the Plan as amended by these resolutions will not require approval or ratification by the Board;

and be it further

RESOLVED, that the Board hereby delegates to the members of the Benefits Administration Board, in their settlor capacities, all power and authority to take any and all actions, including further amendments to the Plan, as it deems necessary or appropriate to effectuate the intent of the foregoing resolutions;

and be it further

RESOLVED, that the foregoing resolutions are subject to and conditioned upon said resolutions not adversely affecting the continued qualified status of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code") or the tax-exempt status of the related trust under Section 501 of the Code.

Approved by the John Wiley & Sons Board of Directors on September 26, 2019.